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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92034) pertaining to the Ride Snowboard Company 1994 Stock Option Plan and Ride Snowboard Company 1994 Directors Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-81029) pertaining to the Ride, Inc. 1995 Employee Stock Purchase Plan and Ride, Inc. foreign Subsidiary 1995 Employee Stock Purchase Plan, and in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-44637) pertaining to the registration of 2,608,729 shares of its common stock, of our report dated September 11, 1998, with respect to the consolidated financial statements and schedule of Ride, Inc. included in its Annual Report (Form 10-K) for the six months ended June 30, 1998 filed with the Securities and Exchange Commission.

Seattle, Washington
September 28, 1998                      ERNST & YOUNG LLP



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